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                                                                   EXHIBIT 10.21

                               NORTH FORK BANK
                               PROMISSORY NOTE


BORROWER:         Nathan's Famous Inc.

PRINCIPAL:        $5,000,000.00                       DATE:      March 25, 1999


PROMISE TO PAY: The undersigned, jointly and severally if more than one signer, does hereby promise to pay to the order of NORTH FORK Bank (the "Bank") at its offices at 245 Love Lane, Mattituck, New York, or at any of its branches, the sum of Five Million and no/100******* ($5,000,000.00) DOLLARS or the aggregate unpaid principal amount of all advances made to the undersigned by the Bank, whichever is less, plus interest thereon, from the date hereof in the manner set below.

RATE AND PAYMENT: Interest only on the unpaid principal balance hereof at the rate of North Fork Bank's Prime Rate payable on March 1, 1999 and on the 1st day each month thereafter until October 1, 1999 when all unpaid principal and interest shall be due in full. All interest payments shall be made by automatic debit from an account maintained at the Bank in which borrower shall maintain balances sufficient to pay the monthly interest payments Account # 7024048048.

Payments shall be applied first to interest on unpaid principal balances to the date payment is received by the Bank and then to reduction of principal. If the interest rate is based on the Bank's announced Prime Rate, the interest rate shall change when the Prime Rate changes and nothing herein shall prevent the Bank from loaning money at less than Prime on such terms and conditions as it deems advisable. Interest shall be calculated on a 360 day year and actual number of days elapsed.

GRID NOTE: The Borrower may borrow, repay in whole or in part, and reborrow on a revolving basis amounts up to $5,000,000.00. However, the Bank reserves the right to make or decline any request for an advance in its sole discretion and may condition the availability of an advance upon, among other things, the maintenance of a satisfactory financial condition. Borrower authorizes the Bank to keep a record of the amounts and dates of all advances and repayments hereunder, which record shall, in the absence of manifest error, be conclusive as to the outstanding principal amount due hereunder;
however, provided, that the failure to record any advance or repayment shall not limit or otherwise affect the obligation of Borrower under this Note.

PREPAYMENT: Prepayment in whole or in part may be made at any time without penalty. Any prepayment will be applied in inverse order of maturity and will not defer the payment schedule.

DEFAULT INTEREST RATE: The unpaid principal sum due under this Note shall bear interest at a rate equal to five (5%) per centum above the Rate set forth above on and after the occurrence of any event of default and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgement with respect to such event, but in no event shall the rate either before or after the occurrence of an event of default exceed the highest rate of interest, if any, permitted under
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applicable New York or Federal Law.


SECURITY: A security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the undersigned, or in which the undersigned shall have an interest.

RIGHT OF OFFSET: If any payments is not made on time, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the undersigned has at the Bank without prior notice or demand. This provision is in addition to and not in limitation of any right or common law or by statute.

LATE CHARGES: Undersigned will pay a charge of 4% of the amount of any payment which is not made within 10 days of when due, or, if applicable, which cannot be debited from its account due to insufficient balance on the debit date.

FINANCIAL STATEMENTS: Borrower and Guarantors shall furnish to the Bank the following: a) As soon as available, but in no event later than 120 days after the end of each fiscal year, with annual audited financial statements, including balance sheets as of the last day of the fiscal year, statements of income and retained earnings and statements of cash flows for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied for the period and prior periods by an independent certified public accountant satisfactory to the Bank. B) As soon as available, but in no event later than 10 business days after the date of filing, with all information made available to the public.

FINANCIAL COVENANTS: The Borrower and or Guarantor (the "Parties") hereby agree that as long as the commitment remains in effect, the promissory note together with accrued interest thereon remains unpaid, and all other amounts, including but not limited to late charges and fees, are due and owing to the Bank, the Parties shall repay all principal and interest outstanding so that no amounts are outstanding hereunder for a period of not less than 30 consecutive days.

YEAR 2000 COMPLIANCE: For Purposes of this note, "Year 2000 compliant" means, with regard to any entity, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

1. Borrower has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by failure of Borrower to be Year 2000 compliant, (ii) developed a detailed plan and timeline for becoming Year 2000 compliant by December 31, 1999, and (iii) to date, implemented that plan (and will continue to implement that plan to completion) in accordance with that timetable in all material respects. Borrower represents that it will be Year 2000 compliant no later than December 31, 1999.

2.    Borrower has made written inquiry of each of its key suppliers, vendors and customers as to
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      whether such persons will, by December 31, 1999, be Year 2000 compliant in all material respects and on the basis of such inquiry believes that all such persons will be so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower.

DEFAULT: The Bank may declare the entire unpaid balance of the Note due and payable on the happening of any of the following events:

      (a) Failure to pay any amount required by this Note when due, or any other obligation owed to the Bank by undersigned or any Guarantor, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date.

      (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, any Guaranty or any other document given to the Bank in connection with this loan.

      (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of a judgement execution, garnishment, or levy against, or the appointment of a representative of any kind for the commencement of any proceeding for relief from indebtedness by or against the undersigned or any Guarantor.

      (d) The happening of any event which, in the judgement of the Bank, adversely affects Borrower's or Guarantor's ability to repay or the value of any collateral.

      (e) If any written representation or statement made to the Bank by Borrower or Guarantors is untrue.

      (f) If any written representation or warranty made to the Bank by Borrower or Guarantors is breached.

      (g) The occurrence of a default under any Guaranty or any other document or instrument given to the Bank in connection with the loan.

      (h) Death or inability to manage the affairs of any individual borrower or guarantor; dissolution or a change in composition of a partnership borrower; dissolution, merger, or consolidation of a corporate borrower.

      (i) Failure to provide any financial information on request or permit an examination of books and records.

Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above, and, if this is a demand note, the Bank may declare the balance of this Note due at any time.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note
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or any other document or instrument given to the Bank, the undersigned agrees to pay the Bank's reasonable attorneys fees (whether or not an action is commenced and whether or not in the court original jurisdiction, appellate court, bankruptcy court, or otherwise).

MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The undersigned waives trial by jury with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The undersigned irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this note. The Bank may accept partial payments marked "in full" without waiving any of its rights hereunder. Any payments made after maturity or acceleration will not reinstate the Note. This Note is binding upon the undersigned, its heirs, successors and assigns.

      IN WITNESS WHEREOF, the undersigned has signed this note on the 25th Day of March, 1999.

                              NATHAN'S FAMOUS, INC.

BY: /s/ RONALD G. DEVOS
   ----------------------
        Ronald G. DeVos     Vice President - Finance and Chief Financial Officer
                            (Principal Financial and Accounting Officer)

BY: /s/ WAYNE NORBITZ
   ----------------------
          Wayne Norbitz     President, Chief Operating Officer and Director


STATE OF NEW YORK, COUNTY OF________________

On this 25th Day of March, 1999, before me personally came Ronald DeVos. To me known, who being duly sworn, did depose and say that he resides at 1400 Old Country Road, Westbury That he is the Vice President of Finance of Nathan's Famous, Inc. The corporation described in and which executed the above instrument, by the order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                    /s/ MARY HYLAND
                                    ------------------------
                                    Notary Public


STATE OF NEW YORK, COUNTY OF__________________

On this 25th Day of March, 1999, before me personally came Wayne Norbitz. To me known, who being duly sworn, did depose and say that he resides at 1400 Old Country Road, Westbury. That he is the President and Chief Operating Officer of Nathan's Famous, Inc. The corporation described in and which executed the above instrument, by the order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                    /s/ MARY HYLAND
                                    --------------------------
                                    Notary Public